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                                                                    EXHIBIT 23.9


                           CONSENT OF GENERAL COUNSEL
                                       OF
                          NORTHROP GRUMMAN CORPORATION


          I hereby consent to the reference to my name under the caption "Incorporation of Certain Documents By Reference" in the Registration Statement on Form S-4 of Lockheed Martin Corporation and Northrop Grumman Corporation filed as of the date hereof and to the incorporation by reference of the Northrop Grumman Current Report on Form 8-K dated November 13, 1997 with respect to any legal conclusion as to the merits of a legal proceeding contained therein. In giving such consent, I do not thereby concede that I am in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Date:  January 20, 1998


                                /s/   Richard R. Molleur
                               --------------------------
                               Richard R. Molleur